Exhibit 10.1

COMMON STOCK SHARES PURCHASE AGREEMENT

Common Stock Shares Purchase Agreement dated as of August 14, 2009 (this “Agreement”) by and between Nature Vision, Inc., a Minnesota corporation, with principal executive offices located at 1480 Northern Pacific Road, Brainerd, MN 56401 (the “Company”), and Swordfish Financial, Inc.  (“Purchaser”).

WHEREAS, Purchaser desires to purchase from the Company, and the Company desires to issue and sell to Purchaser, upon the terms and subject to the conditions of this Agreement, 10,987,417 shares of the Company’s restricted Common Stock (the “Common Stock”);

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

I.  PURCHASE AND SALE OF COMMON STOCK

A. Transaction.  Purchaser hereby agrees to purchase from the Company, and the Company has offered and hereby agrees to issue and sell to Purchaser in a transaction exempt from the registration and prospectus delivery requirements of the Securities and Exchange Act of 1933, as amended (the “Securities Act”), the Common Stock.

B. Purchase Price; Form of Payment.  The purchase price for the Common Stock to be purchased by Purchaser hereunder shall be $3,500,000 (the “Purchase Price”) to be evidenced by a promissory note from Purchaser as set forth in Exhibit A to this Agreement.

II.  PURCHASER’S REPRESENTATIONS AND WARRANTIES

Purchaser represents and warrants to and covenants and agrees with the Company as follows:

1. Purchaser is purchasing the Common Stock for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Common Stock Shares Act.

2. Purchaser is (i) an “accredited investor” within the meaning of Rule 501 of Regulation D under the Common Stock Shares Act, (ii) experienced in making investments of the kind contemplated by this Agreement, (iii) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Common Stock Shares, and (iv) able to afford the loss of its investment in the Common Stock Shares.

3. Purchaser understands that the Common Stock Shares are being offered and sold by the Company in reliance on an exemption from the registration requirements of the Common Stock Shares Act and equivalent state Common Stock Shares and “blue sky” laws, and that the Company is relying upon the accuracy of, and Purchaser’s compliance with, Purchaser’s representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption and the eligibility of Purchaser to purchase the Common Stock Shares;

4. Purchaser understands that the Common Stock Shares have not been approved or disapproved by the Securities and Exchange Commission (the “Commission”) or any state or provincial Securities Commission.

5. This Agreement has been duly and validly authorized, executed and delivered by Purchaser and is a valid and binding agreement of Purchaser enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws.

6. Purchaser has read all of the public disclosures regarding the Company in addition to interim data received from the Company.  Purchaser represents that they have satisfactory information and data to move forward with the transaction. Companies most current financial results (June 30, 2009) are attached as Schedule II.6.

7. The Purchaser understands that the company is currently working with Mt. Yale to sell certain of their assets to cover the line of credit at M&I Bank. See Schedule II.8 The Company hereby agrees to continue the relationship with Mt Yale and has signed the agreement to demonstrate their continued support.

III.  THE COMPANY’S REPRESENTATIONS

The Company represents and warrants as of the date hereof to the Purchaser that, except as set forth on Schedule III attached hereto, the statements contained in this Section 3 are complete and accurate as of the date of this Agreement.  As used in this Section 3, the term “Knowledge” shall mean the knowledge of the members of the board of directors of the Company and/or the officers or employees of the Company after reasonable investigation.

A. Capitalization.

1. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock of which 2,312,583 shares are issued and outstanding as of the date hereof and are fully paid and no assessable.  The amount, exercise, conversion or subscription price and expiration date for each outstanding option and other security or agreement to purchase shares of Common Stock is accurately set forth on Schedule III.A.1.

2. Except as disclosed the Company’s Securities and Exchange Commission filings., there are no preemptive, subscription, “call,” right of first refusal or other similar rights to acquire any capital stock of the Company or other voting Common Stock Shares of the Company that have been issued or granted to any person and no other obligations of the Company to issue, grant, extend or enter into any security, option, warrant, “call,” right, commitment, agreement, arrangement or undertaking with respect to any of their respective capital stock.

B. Organization; Reporting Company Status.

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state or jurisdiction in which it is incorporated and is duly qualified as a foreign corporation in all jurisdictions in which the failure so to qualify would reasonably be expected to have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company or on the consummation of any of the transactions contemplated by this Agreement (a “Material Adverse Effect)..

2. The Company is subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).  The Common Stock is traded on the NASDAQ Capital Market.  On August 6, 2009 a request was submitted by the Company to NASDAQ to be dropped from the OTC capitol market and move to the OTC BB. A copy of the request is attached as Schedule III.b.1.

C. Authorization.  The Company (i) has duly and validly authorized and reserved for issuance shares of Common Stock, which is a number sufficient for the issuance of the Common Stock contemplated by this Security Purchase Agreement.  The Company understands and acknowledges the potentially dilutive effect on the issuance of the Common Stock Shares.

D. Authority; Validity and Enforceability.  The Company has the requisite corporate power and authority to enter into this Agreement (as such term is hereinafter defined) and to perform all of its obligations hereunder and thereunder (including the issuance, sale and delivery to Purchaser of the Common Stock Shares).  The execution, delivery and performance by the Company of the Documents and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate actions on the part of the Company and no further filing, consent, or authorization is required by the Company, its board of directors, or its stock Purchasers.  Each of the Documents has been duly and validly executed and delivered by the Company and each Document constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws.  The Common Stock Shares have been duly and validly authorized for issuance by the Company.  For purposes of this Agreement, the term “Documents” means (i) this Agreement.

E. Validity of Issuance of the Common Stock Shares.  The Common Stock Shares upon their issuance will be validly issued and outstanding, fully paid and nonassessable, and not subject to any preemptive rights, rights of first refusal, tag-along rights, drag-along rights or other similar rights.

F. Approvals.  No authorization, approval or consent of any court or public or governmental authority is required to be obtained by the Company for the issuance and sale of the Common Stock Shares to Purchaser as contemplated by this Agreement, except such authorizations, approvals and consents as have been obtained by the Company prior to the date hereof, other than the requirements of the current lending Agreement with M&I bank as attached in Schedule III.f

G. Commission Filings.  The Company has properly and timely filed with the Commission all reports, proxy statements, forms and other documents required to be filed with the Commission under the Securities Act and the Exchange Act since becoming subject to such Acts (the “Commission Filings”).  As of their respective dates, (i) the Commission Filings complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to such Commission Filings and (ii) none of the Commission Filings contained at the time of its filing any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Filings, as of the dates of such documents, were true and complete in all material respects and complied with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (except in the case of unaudited statements permitted by Form 10-QSB under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that in the aggregate are not material and to any other adjustment described therein).

H. Full Disclosure.  There is no fact known to the Company (other than general economic or industry conditions known to the public generally) that has not been fully disclosed in the Commission Filings that (i) reasonably could be expected to have a Material Adverse Effect or (ii) reasonably could be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to the Documents. EXHIBIT C

I. Absence of Events of Default.  No “Event of Default” (as defined in any agreement or instrument to which the Company is a party) and no event which, with notice, lapse of time or both, would constitute an Event of Default (as so defined), has occurred and is continuing.

J. Common Stock Shares Law Matters.  Assuming the accuracy of the representations and warranties of Purchaser set forth in Article II, the offer and sale by the Company of the Common Stock Shares is exempt from (i) the registration and prospectus delivery requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) the registration and/or qualification provisions of all applicable state and provincial Securities and “blue sky” laws.  The Company shall not directly or indirectly take, and shall not permit any of its directors, officers or Affiliates directly or indirectly to take, any action (including, without limitation, any offering or sale to any person or entity of any security similar to the Common Stock Shares) which will make unavailable the exemption from Securities Act registration being relied upon by the Company for the offer and sale to Purchaser of the Common Stock Shares, as contemplated by this Agreement.  No form of general solicitation or advertising has been used or authorized by the Company or any of its officers, directors or Affiliates in connection with the offer or sale of the Common Stock Shares as contemplated by this Agreement or any other agreement to which the Company is a party.  As used in the Documents, “Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

K. Registration Rights.  Except as set forth in the Company’s Commission filings, no Person has, and as of the Closing (as such term is hereinafter defined), no Person shall have, any demand, “piggy-back” or other rights to cause the Company to file any registration statement under the Common Stock Shares Act relating to any of its Common Stock Shares or to participate in any such registration statement.

L. No Misrepresentation.  No representation or warranty of the Company contained in this Agreement or any of the other Documents, any schedule, annex or exhibit hereto or thereto or any agreement, instrument or certificate furnished by the Company to Purchaser pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

M. Finder’s Fee.  There is no finder’s fee, brokerage commission or like payment in connection with the transactions contemplated by this Agreement for which Purchaser is liable or responsible.  (Note. Mt Yale is not entitled to any finder’s fee or commission associated with this transaction.)

N. Subsidiaries.  Other than the Subsidiaries, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.  The Company is not a participant in any joint venture, partnership, or similar arrangement.

O. Litigation.  Other than as disclosed in the Commission Filings, there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or its Subsidiaries that questions the validity of this Agreement, the Documents, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the business, assets or condition of the Company and its Subsidiaries, taken as a whole, financially or otherwise, or any change in the current equity ownership of the Company or its Subsidiaries.  Neither the Company nor its Subsidiaries are parties or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company or its Subsidiaries currently pending or that the Company or its Subsidiaries intends to initiate. Disclosed litigation attachments IV.o

P. Agreements.  Except for agreements explicitly contemplated hereby, or disclosed in the Commission Filings, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, Affiliates, or any affiliate thereof.

Q. Tax Returns.  The Company and each of its Subsidiaries has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

IV.  CERTAIN COVENANTS AND ACKNOWLEDGMENTS

A. Filings.  The Company shall make all necessary Commission Filings and “blue sky” filings required to be made by the Company in connection with the sale of the Common Stock Shares to Purchaser as required by all applicable laws, and shall provide a copy thereof to Purchaser promptly after such filing. The company has requested an extension from NASDAQ for the filing of their 2nd Qtr. 10Q report.

B. Reporting Status.  On or before the fourth Business Day following the closing date hereof, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Documents in the form required by the Exchange Act and attaching the material Documents (including, without limitation, this Agreement and the Debenture) as exhibits to such filing.

C. Listing.  On August 6, 2009 the company requested to be dropped from the NASDAQ Capital Market and be re-listed on the OTC BB. See Schedule II.b.1.a

D. Resignation of Directors.  The present directors of the Company shall resign, in favor of directors designated by Purchaser, who shall to serve until the next shareholder’s meeting following the Closing. See Schedule IV.c

E. Resignation of Officers.  The present officers of the Company shall voluntarily resign, in favor of officers designated by Purchaser, who shall to serve until their replacement by the Company’s Board of Directors designated by Purchaser or their resignations. See Schedule IV.d

F.  Liabilities to Officers and Directors.   Notes Payable and Liabilities to NVI Directors and Officers, not covered by proceeds from asset sales will be converted to one year term notes payable.  These notes will be forgiven by the holders if the bid price of NVI common stock equals or exceeds $10.00 per shares on the maturity date of the notes.

G.  Options and Warrants.   The Company will cancel all stock options and warrants outstanding as the date of closing.

H.  Stockholder Listing.   The Company will provide Purchaser with a current stockholder listing upon the signing of this Agreement.

V.  ISSUANCE OF COMMON STOCK

A. The Company undertakes and agrees that no instruction other than the instructions referred to in this Article V shall be given to its transfer agent for the Common Stock Shares and that they shall be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and applicable law.  Nothing contained in this Section V.A. shall affect in any way Purchaser’s obligations and agreement to comply with all applicable Securities laws upon resale of such Common Stock.

B.  The Company shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel) to assure that the Company's transfer agent shall issue stock certificates in the name of Purchaser (or its nominee) or such other persons as designated by Purchaser and in such denominations to be specified at conversion or exercise representing the number of shares of common stock issuable by this Agreement. .

VI.  CLOSING DATE

The “Closing” shall occur by the delivery: (i) to the Purchaser the executed promissory note as set forth in Exhibit A, and the date on which the Closing occurs shall be referred to herein as the “ Closing Date ”.

VII.  CONDITIONS TO THE COMPANY’S OBLIGATIONS

Purchaser understands that the Company’s obligation to sell the Common Stock Shares on the Closing Date to Purchaser pursuant to this Agreement is conditioned upon:

A. Delivery by Purchaser to the Company of the Purchase Price;

B. The accuracy on the Closing Date of the representations and warranties of Purchaser contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by Purchaser in all material respects on or before the Closing Date of all covenants and agreements of Purchaser required to be performed by it pursuant to this Agreement on or before the Closing Date; and

C. There shall not be in effect any law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

VIII.  CONDITIONS TO PURCHASER’S OBLIGATIONS

The Company understands that Purchaser’s obligation to purchase the Common Stock Shares on the Closing Date pursuant to this Agreement is conditioned upon:

A. Delivery by the Company of the Common Stock Shares (I/N/O Purchaser’s nominee) to Purchaser;

B. The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by the Company in all respects on or before the Closing Date of all covenants and agreements of the Company required to be performed by it pursuant to this Agreement on or before the Closing Date, all of which shall be confirmed to Purchaser by delivery of the certificate of the chief executive officer of the Company to that effect;

C. The Company shall have delivered to the Purchaser a certificate of the Company executed by an officer of the Company, dated as of the Closing, certifying the resolutions adopted by the Company’s board of directors authorizing the execution of the Documents, the issuance of the Common Stock Shares, and the transactions contemplated hereby, and copies of any required third party consents, approvals and filings required in connection with the consummation of the transactions contemplated by this Agreement;

D. In agreement with the Purchaser, the company has requested be removed from the NASDAQ Capital Market and drop to the OTC BB.  The company will continue to work with the Purchaser to the best of their ability to this regard.

E. There not having occurred any event or development, and there being in existence no condition, having or which reasonably and foreseeably could have a Material Adverse Effect;

F. There shall not be in effect any law, order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement;

F.  The Company shall have obtained all consents, approvals or waivers from governmental authorities and third persons necessary for the execution, delivery and performance of the Documents and the transactions contemplated thereby, all without material cost to the Company;

G. Purchaser shall have received such additional documents, certificates, payment, assignments, transfers and other deliveries as it or its legal counsel may reasonably request and as are customary to effect a closing of the matters herein contemplated;

H. The Company has determined that upon receipt of the purchase price and in addition to the sale of assets currently being conducted by Mt Yale both the Bank and common creditors will be satisfied.

IX.  SURVIVAL; INDEMNIFICATION

A. The representations, warranties and covenants made by each of the Company and Purchaser in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby.  In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement or otherwise, whether at law or in equity, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

B. The Company hereby agrees to indemnify and hold harmless Purchaser, its affiliates and their respective officers, directors, employees, consultants, partners, members and attorneys (collectively, the “ Purchaser Indemnitees ”) from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, “ Losses ”) and agrees to reimburse Purchaser Indemnitees for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by Purchaser Indemnitees and to the extent arising out of or in connection with:

1. any misrepresentation, omission of fact or breach of any of the Company’s representations or warranties contained in this Agreement or the other Documents, or the annexes, schedules or exhibits hereto or thereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement or the other Documents;

2. any failure by the Company to perform any of its covenants, agreements, undertakings or obligations set forth in this Agreement or the other Documents or any instrument, certificate or agreement entered into or delivered by the Company pursuant to this Agreement or the other Documents; or

3. resales of the Common Stock by Purchaser in the manner and as contemplated by this Agreement and the Documents.

C. Promptly after receipt by a party seeking indemnification pursuant to this Article VIII (an “Indemnified Party ”) of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a “ Claim ”), the Indemnified Party promptly shall notify the Company against whom indemnification pursuant to this Article VIII is being sought (the “ Indemnifying Party ”) of the commencement thereof, but the omission so to notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights or defenses by reason of such failure.  In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof.  Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim.  If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party.  Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel).  The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

D. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party.  If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association.  Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

X.  GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Minnesota, without regard to the conflicts of law principles of such state.

XI.  SUBMISSION TO JURISDICTION

Each of the parties hereto consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the ____________ or the state courts of the State of Minnesota sitting in the City of _______________ in connection with any dispute arising under this Agreement and the other Documents.  Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum or improper venue to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.  Each party hereto irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such courts by the mailing of copies of such process by registered or certified mail (return receipt requested), postage prepaid, at its address specified in Article XVII.  Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

XII.  WAIVER OF JURY TRIAL

TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER DOCUMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND OTHER DOCUMENTS.  EACH PARTY HERETO (i) CERTIFIES THAT NEITHER OF THEIR RESPECTIVE REPRESENTATIVES, AGENTS OR ATTORNEYS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

XIII.  COUNTERPARTS; EXECUTION

This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but both of which counterparts shall together constitute one and the same instrument.  A facsimile transmission of this signed Agreement shall be legal and binding on both parties hereto.

XIV.  HEADINGS

The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

XV.  SEVERABILITY

In the event any one or more of the provisions contained in this Agreement or in the other Documents should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

XVI.  ENTIRE AGREEMENT; REMEDIES, AMENDMENTS AND WAIVERS

7This Agreement and the Documents constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of such parties.  No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by both parties.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

XVII.  NOTICES

Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally, or sent by telecopier machine or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally, or by telecopier machine or overnight courier service as follows:

A. If to the Company, to:

Nature Vision, Inc.
1480 Northern Pacific Road
Brainerd, MN 56401
Attention:  Mr. Jeffrey p. Zernov, President and Chief Executive Officer

B. If to Purchaser, to:

Swordfish Financial, Inc.
142 Wembley Way
Rockwall, TX 75032
Attention: Michael Alexander, President and Chief Executive Officer

The Company or Purchaser may change the foregoing address by notice given pursuant to this Article XVII.

XVIII.  CONFIDENTIALITY

Each of the Company and Purchaser agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provide, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law (including, without limitation, pursuant to Item 601(b)(10) of Regulation S-K under the Common Stock Shares Act and the Exchange Act).

XIX.  ASSIGNMENT

This Agreement shall not be assignable by the Company without the prior written consent of the Purchaser.  The Purchaser may assign this Agreement upon 10 days prior written notice to the Company.

IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed and delivered on the date first above written.

Nature Vision, Inc.	Swordfish Financial, Inc.

By: /s/s Jeffrey P. Zernove	By: /s/ Michael Alexander

Name: Jeffery P. Zernov	Name: Michael Alexander

Title: President – Chief Executive Officer	Title: President – Chief Executive Officer

Exhibit 10.1 Continued
EXHIBIT  A
PROMISSORY NOTE

$3,500,000.00 (Three Million Five Hundred Thousand)	July __, 2009

FOR VALUE RECEIVED, SWORDFISH FINANCIAL, INC., a Texas corporation("Maker"), promises to pay to the order of NATURE VISION, INC. , a Minnesota corporation ("Payee"), on the Maturity Date in immediately available funds and in lawful money of the United States of America, the principal sum of Three Million Five Hundred  Thousand Dollars ($3,500,000.00) plus interest accrued thereon at the rate of five  percent (5.0%) per annum compounded annually, from the date hereof until paid.

1.          Maturity Date. As used in this Note, "Maturity Date" means the earliest of the date upon which (i) Maker has obtained available cash reserves through equity investments of at least Three Million Five Hundred Thousand Dollars ($3,500,000.00), or (ii) One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) on or before forty-five (45) days from the date of this Note and One Million Seven Hundred Fifty Thousand Dollars ($1,750,000 one hundred twenty (120) days from the date of this Note.

2.          Payment. Subject to the provisions of Section 1 above, the principal balance and accrued interest on this Note shall be due and payable on the Maturity Date(s). Payments due under this Note shall be made to the Payee or its successors and assigns at such place as the holder hereof shall, from time to time, designate in writing. Payments hereunder shall be made in cash or certified bank funds.

3.          No Waiver by Payee. No delay or omission of Payee or any other holder hereof to exercise any power, right or remedy accruing to Payee or any other holder hereof shall impair any such power, right or remedy or shall be construed to be a waiver of the right to exercise any such power, right or remedy.

4.          Costs and Attorneys' Fees. If any holder of this Note retains an attorney in connection with any default or to collect, enforce or defend this Note in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder in connection with this Note and does not prevail, men Maker agrees to pay to each such holder, in addition to the unpaid principal on this Note, all reasonable costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including reasonable attorneys' fees.

5.          Waivers by Maker and Others. Maker waives notice (including, but not limited to, notice of intent to accelerate and. notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence hi collecting and the filing of suit for the purpose of fixing liability and consents that the time of payment hereof may he extended and re-extended from time to time without notice to Maker. Maker agrees that its liability on, or with respect to this Note shall not he affected. by any release of or change in any guaranty at any time existing or by the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

6.          Paragraph Headings. Paragraph headings appearing in this Note are for convenient reference only and shall, not be used to interpret or limit the meaning of any provision of this Note.

7.          Governing Law. This Note shall be governed by and construed in accordance with the applicable laws of the State of Texas from time to time in effect without giving effect to principles of conflicts of law.

8.          Successors and Assigns. This Note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective successors and assigns of Maker and Payee.

9.          Severability. If any provision of this Note is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Note shall not be affected thereby, and this Note shall be liberally construed so as to early out the intent of Maker and Payee. Each waiver in this Note is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (h) applicable law neither provides for nor allows any material sanctions to be imposed against Payee for having bargained Ior and obtained it.

10.        Notices. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering it against receipt for it, by depositing it with an overnight delivery service or by depositing it in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return, receipt requested, addressed to the respective parties as follows (and if so given, shall be deemed given on the second business day after mailing):

A. If to the Payee, to:

Nature Vision, Inc.
1480 Northern Pacific Road
Brainerd, MN 56401
Attention:  Mr. Jeffrey p. Zernov, President and Chief Executive Officer

B. If to Maker, to:

Swordfish Financial, Inc.
142 Wembley Way
Rockwall, TX 75032
Attention: Michael Alexander, President and Chief Executive Officer

The address for notice for any of the above may he changed at any time and from time to time but only after ten (10) days advance written notice to the other persons listed above. Actual, notice, however and. from whomever given or received, shall always be effective when received.

11.            Prepayment. Maker may at any time pay the full amount or any part of this Note without the payment of any premium or fee. All prepayments shall be applied first to accrued interest with the balance to principal.

12.            Note Amendments. This Note may only be amended or modified with the written consent of Maker and Payee.

13.            Entire Agreement. This Note embodies the entire agreement and understanding between Payee and Maker with respect to its subject matter and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Maker acknowledges and agrees that there is no oral agreement between Maker and Payee that has not been incorporated in this Note.

Maker
Swordfish Financial, Inc.

s/ Michael Alexander
Michael Alexander
President/CEO